Exhibit 99.1

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results

Quarterly revenue of $62.6 million, up 17% year over year

Quarterly gross margin 64.5%

1,732 active clients at September 30, 2018, up 19% year over year

LAS VEGAS, November 8, 2018 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products, today announced financial results for its third quarter ended September 30, 2018.

“During the third quarter, we continued our stated plan to invest in global sales, marketing and service delivery capacity and capabilities in order to drive future revenue growth,” stated Seth A. Ravin, Rimini Street co-founder and CEO. “We also launched new marketing campaigns and our new ‘Business-Driven Roadmap’ sales strategy to address the large and growing market opportunity for enterprise software support. Additionally, we continued our global expansion and filled key leadership positions. Global demand for our services continued to be strong, with revenue outside the United States growing 32% year over year in the third quarter 2018 and representing 36% of total revenue in the quarter.”

“During the third quarter, we paid off and completed refinancing our former credit facility with a previously announced $140 million equity transaction, significantly reducing our total debt to approximately $3 million,” stated Tom Sabol, Rimini Street CFO. “The streamlined capital structure improves the balance sheet and lowers our cost of capital going forward.”

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 2

Third Quarter 2018 Financial Highlights

•	Revenue was $62.6 million for the third quarter of 2018, an increase of 17% compared to $53.6 million for the third quarter of 2017.
•	Annualized Subscription Revenue was approximately $250 million for the third quarter of 2018, an increase of 17% compared to $214 million for the third quarter of 2017.
•	Active Clients totaled 1,732 as of September 30, 2018, an increase of 19% compared to 1,459 as of September 30, 2017.
•	Revenue Retention Rate was 92.0% for the trailing 12 months ended September 30, 2018 compared to 94.5% for the comparable period ended September 30, 2017.
•	Gross Margin improved to 64.5% for the third quarter of 2018 compared to 62.5% for the third quarter of 2017.
•	Operating Income was $2.5 million for the third quarter of 2018 compared to Operating Income of $7.4 million for the third quarter of 2017. The change was the result of increased litigation costs and planned spending increases on sales and marketing since the Company is no longer constrained by financial and operating covenants in its former credit facility.
•	Non-GAAP Operating Income was $10.7 million for the third quarter of 2018 compared to Non-GAAP Operating Income of $8.9 million for the third quarter of 2017.
•	Net Loss for the third quarter of 2018 was $48.4 million, or a loss of $0.85 per basic and diluted share, compared to a Net Loss of $9.0 million, or a loss of $0.37 per basic and diluted share for the third quarter of 2017. The third quarter 2018 Net Loss was primarily due to a non-cash write-off of debt discount and issuance costs of $47.4 million related to the payoff and termination, on July 19, 2018, of the Company’s former credit facility.
•	Non-GAAP Net Income for the third quarter of 2018 was $6.7 million compared to a Non-GAAP Net Loss of $3.1 million for the third quarter of 2017.
•	Operating Cash Flow for the third quarter of 2018 was an outflow of $9.6 million, compared to an outflow of $4.4 million for the third quarter of 2017.
•	Adjusted EBITDA for the third quarter of 2018 was $10.8 million compared to $9.5 million for the third quarter of 2017.
•	Completed a $140 million offering of common and redeemable preferred stock on July 19, 2018, which resulted in repayment of all remaining outstanding obligations under the Company’s former credit facility totaling $132.8 million, consisting of principal, make-whole applicable premium, interest and fees.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 3

Third Quarter 2018 Company Highlights

•	Appointed Tim DeLisle as group vice president and general manager, North America. Mr. DeLisle has sales, service delivery and operational experience with leading firms such as EMC.
•	Appointed Eric Robinson as group vice president and general manager, SAP Product Line. Mr. Robinson has extensive experience working with SAP products as a private-sector CIO.
•	Appointed Pat Phelan as vice president of market research. Ms. Phelan was a veteran enterprise software analyst with Gartner, with extensive experience covering the enterprise software and software support markets, including third-party support offerings and competitors.
•	Closed more than 7,500 support cases across 41 countries, and once again achieved an average client satisfaction rating on the Company’s support delivery of 4.8 out of 5.0 (where 5.0 is “excellent”).
•	Achieved a flawless ISO 9001 audit for the seventh consecutive year, and a flawless ISO 27001 audit for the fifth consecutive year.
•	Obtained the Australian Government’s Australian Taxation Office (ATO) certification for Single Touch Payroll, well ahead of the deadline set by the ATO and ahead of the original software vendors.
•	Received the Asia-Pacific Stevie Award for Customer Service Innovation for the second consecutive year.

•	Won 14 additional awards from Stevie International Business Awards, Globee Awards and the Customer Sales & Service awards. Category wins include Customer Service Department of the Year, Customer Service Leadership of the Year, Customer Service Team of the Year, and Company of the Year.
•	Presented at nine CIO and IT and procurement leader events globally including Gartner ITAM in London and Orlando, Florida, the IDC Digital Transformation Summit in Jakarta, and the Japan Users Association of Information Systems in Tokyo.

•	Notified that the U.S. Supreme Court has agreed to hear the Company’s appeal for $12.8 million in non-taxable costs that were previously awarded to Oracle in Oracle vs. Rimini Street.

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 4

Revenue Guidance

The Company is providing fourth quarter 2018 revenue guidance to be in the range of $63.0 million to $65.0 million, and tightening full year 2018 revenue guidance to now be in the range of $248 million to $250 million, which is at the high end of our previous guidance.

Webcast and Conference Call Information

Rimini Street will host a conference call and webcast to discuss the third quarter 2018 results at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on November 8, 2018. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/events-and-presentations/upcoming-and-past-events. Dial-in participants can access the conference call by dialing (855) 213-3942 in the U.S. and Canada and enter the code 6397126. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures

This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. These non-GAAP financial measures supplement, and are not intended to represent a measure of operating performance in accordance with disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables located elsewhere in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 5

About Rimini Street, Inc.

Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products. The Company has redefined enterprise software support services since 2005 with an innovative, award-winning program that enables licensees of IBM, Microsoft, Oracle, Salesforce, SAP and other enterprise software vendors to save up to 90 percent on total maintenance costs. Clients can remain on their current software release without any required upgrades for a minimum of 15 years. Over 1,700 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries currently rely on Rimini Street as their trusted, third-party support provider. To learn more, please visit http://www.riministreet.com/, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, continued inclusion in the Russell 2000 Index in the future; changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; the final amount and timing of any refunds from Oracle related to our litigation; our need and ability to raise additional equity or debt financing on favorable terms; the terms and impact of our 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the success of our recently introduced products and services, including Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on 10-Q filed on November 8, 2018, which disclosures amend and restate the disclosures appearing under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 15, 2018, and as updated from time to time by Rimini Street’s future Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2018 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 6

Rimini Street, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30,	December 31,
ASSETS	2018	2017
Current assets:
Cash and cash equivalents	$23,488	$21,950
Restricted cash	434	18,077
Accounts receivable, net of allowance of $260 and $51, respectively	42,546	63,525
Prepaid expenses and other	9,124	8,560

Total current assets	75,592	112,112

Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $8,173 and $6,947, respectively	3,632	4,255
Deferred debt issuance costs, net	-	3,520
Deferred offering costs	-	500
Deposits and other	1,338	1,065
Deferred income taxes, net	921	719

Total assets	$81,483	$122,171

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Current maturities of long-term debt	$2,735	$15,500
Accounts payable	9,574	10,137
Accrued compensation, benefits and commissions	20,483	18,154
Other accrued liabilities	23,434	32,553
Deferred revenue	143,578	152,390

Total current liabilities	199,804	228,734

Long-term liabilities:
Long-term debt, net of current maturities	-	66,613
Deferred revenue	31,018	29,182
Accrued PIK dividends payable	846	-
Other long-term liabilities	1,979	7,943

Total liabilities	233,647	332,472

Redeemable Series A Preferred Stock. Authorized 180 shares, issued and outstanding 140 shares in 2018. Liquidation preference of $140,000, net of discount of $26,755 in 2018	113,245	-

Stockholders’ deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (exclusive of 180 shares of Series A Preferred Stock); no other series has been designated	-	-
Common Stock; $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 63,514 and 59,314 shares as of September 30, 2018 and December 31, 2017, respectively	6	6
Additional paid-in capital	110,895	94,967
Accumulated other comprehensive loss	(1,596)	(867)
Accumulated deficit	(374,714)	(304,407)
Total stockholders' deficit	(265,409)	(210,301)
Total liabilities, redeemable preferred stock and stockholders' deficit	$81,483	$122,171

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 7

Rimini Street, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2018	2017

Revenue	$62,629	$53,611
Cost of revenue	22,220	20,109

Gross profit	40,409	33,502

Operating expenses:
Sales and marketing	22,312	17,188
General and administrative	8,585	8,580
Litigation costs and related recoveries:
Professional fees and other defense costs of litigation	6,990	3,327
Insurance recoveries, net	-	(2,962)

Total operating expenses	37,887	26,133

Operating income	2,522	7,369

Non-operating expenses:
Interest expense	(9,499)	(9,152)
Other debt financing expenses	(48,375)	(2,563)
Loss from change in fair value of redeemable warrants	-	(5,817)
Gain from change in fair value of embedded derivatives	7,800	1,400
Other income (expense), net	(306)	108

Loss before income taxes	(47,858)	(8,655)
Income tax expense	(510)	(385)

Net loss	$(48,368)	$(9,040)

Loss applicable to common stockholders	$(53,070)	$(9,040)

Net loss per share of Common Stock (basic and diluted)	$(0.85)	$(0.37)

Weighted average number of shares of Common Stock
outstanding (basic and diluted) (1)	62,590	24,727

(1)	For the three months ended September 30, 2017, the weighted average number of shares have been restated to give effect to the reverse recapitalization consummated on October 10, 2017.

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 8

Rimini Street, Inc.
GAAP to Non-GAAP Reconciliations
(In Thousands)

	Three Months Ended
	September 30,
	2018	2017

Non-GAAP operating income reconciliation:
Operating income	$2,522	$7,369
Non-GAAP adjustments:
Litigation costs, net of related recoveries	6,990	365
Stock-based compensation expense	1,178	1,202

Non-GAAP operating income	$10,690	$8,936

Non-GAAP net income (loss) reconciliation:
Net loss	$(48,368)	$(9,040)
Non-GAAP adjustments:
Litigation costs, net of related recoveries	6,990	365
Extinguishment charges upon payoff of Credit Facility:
Write-off of debt discount and issuance costs	47,367	-
Make-whole applicable premium	7,307	-
Stock-based compensation expense	1,178	1,202
Gain from change in fair value of embedded derivatives	(7,800)	(1,400)
Loss from change in fair value of redeemable warrants	-	5,817

Non-GAAP net income (loss)	$6,674	$(3,056)

Non-GAAP Adjusted EBITDA reconciliation:
Net loss	$(48,368)	$(9,040)
Non-GAAP adjustments:
Interest expense	9,499	9,152
Income tax expense	510	385
Depreciation and amortization expense	449	505

EBITDA	(37,910)	1,002
Non-GAAP adjustments:
Litigation costs, net of related recoveries	6,990	365
Stock-based compensation expense	1,178	1,202
Gain from change in fair value of embedded derivatives	(7,800)	(1,400)
Loss from change in fair value of redeemable warrants	-	5,817
Other debt financing expenses	48,375	2,563

Adjusted EBITDA	$10,833	$9,549

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 9

About Non-GAAP Financial Measures and Certain Key Metrics

To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income (loss), EBITDA, and Adjusted EBITDA. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Subscription Revenue is the amount of subscription revenue recognized during a quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period.

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 10

Non-GAAP Operating Income is operating income adjusted to exclude litigation costs and related recoveries, and stock-based compensation expense. These exclusions are discussed in further detail below.

Non-GAAP Net Income (Loss) is net loss adjusted to exclude litigation costs and related recoveries, write-offs of debt discount and issuance costs and make-whole applicable premium incurred upon the payoff of our former credit facility, stock-based compensation expense, and gains and losses on changes in the fair value of embedded derivatives and redeemable warrants. These exclusions are discussed in further detail below.

We exclude the following items from our non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries: Litigation costs and related recoveries relate to outside legal costs, net of insurance recoveries for our litigation activities. These costs and related insurance recoveries relate to the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Extinguishment Charges: The write-off of debt discount and issuance costs and make-whole applicable premium incurred upon the payoff of our former credit facility are expenses associated with our debt financing structure. Therefore, we exclude them since they do not relate to our day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Gains and Losses on Changes in Fair Value of Embedded Derivatives and Redeemable Warrants: Our former credit facility, which was terminated on July 19, 2018, included features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. Until October 2017, we also had redeemable warrants that were required to be carried at fair market value with changes in fair value resulting in gains and losses in our statement of operations. We have excluded the gains and losses related to the changes in fair value of embedded derivatives and redeemable warrants given the nature of the fair value requirements. We are not able to manage these amounts as part of our business operations nor are the gains and losses core to servicing our clients, so we have excluded them.

Other Debt Financing Expenses: Other debt financing expenses include non-cash write-offs (including write-offs due to payoff) and amortization of debt discounts and issuance costs under our former credit facility, and collateral monitoring and other fees payable in cash related to the credit facility. Since these amounts related to our debt financing structure, we exclude them since they do not relate to the day-to-day operations or our core business of serving our clients.

Rimini Street Announces Fiscal Third Quarter 2018 Financial Results	Page 11

EBITDA is net loss adjusted to exclude interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude litigation costs and related recoveries, stock-based compensation expense, gains and losses on changes in the fair value of embedded derivatives and redeemable warrants, and other debt financing expenses, as discussed above.

Investor Relations Contact

Dean Pohl

Rimini Street, Inc.

+1 203 347-4446

dpohl@riministreet.com

Media Relations Contact

Michelle McGlocklin

Rimini Street, Inc.

+1 925 523-8414

mmcglocklin@riministreet.com